EXHIBIT 10.3

ADDENDUM NO. 2 TO THE LOAN AGREEMENT

This Addendum No. 2 (the “Addendum”) is made on 02 April 2026.

BETWEEN:

Igor Salindrija, holder of passport number 326978523, issued by the Republic of Croatia, residing at Rua Maria 51, R/C Esq. Arroios, 1170-210 Lisboa, Portugal (the “Lender”)

and

Meridian Gaming Limited, a company incorporated under the laws of Malta under registration number C41334, having its registered address at 8, Villa Seminia, Level 3, Vjal Sir Temi Zammit, Ta' Xbiex, XBX 1011, Malta, represented by its duly authorized director (the “Borrower”).

1. Background

(A) The Parties entered into a Loan Agreement dated 1 April 2024 pursuant to which the Lender granted the Borrower a loan in the principal amount of EUR 2,000,000.

(B) The Parties entered into Addendum No. 1 dated 5 January 2026 amending the repayment schedule of the Loan.

(C) As of 1 April 2026, an outstanding principal amount of EUR 900,000 remains due and payable.

(D) The Parties wish to amend the repayment schedule applicable to the outstanding amount and regulate the continued accrual of interest.

2. Acknowledgement of Outstanding Debt

The Borrower irrevocably acknowledges and confirms that, as of 1 April 2026, the outstanding principal amount due to the Lender under the Loan Agreement is EUR 900,000 (the “Outstanding Principal”).

Meridian Gaming LTD 8, Villa Seminia, Level 3, Vjal Sir Temi Zammit, Ta Xbiex, Xbx 1011, Malta Reg. No. C 41334

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3. Revised Repayment Schedule

Due Date	Principal Amount (EUR)

01 June 2026	100,000

15 June 2026	100,000

01 July 2026	100,000

15 July 2026	100,000

01 August 2026	150,000

15 August 2026	150,000

01 September 2026	200,000

The Outstanding Principal shall be fully repaid no later than 1 September 2026.

4. Interest

4.1 Interest shall continue to accrue on the Outstanding Principal at the rate of seven per cent (7%) per annum.

4.2 Interest shall accrue from 2 April 2026 until the date on which the Outstanding Principal is repaid in full.

4.3 Following each partial repayment of principal, interest shall accrue only on the reduced outstanding balance.

4.4 All interest accrued pursuant to this Addendum shall become due and payable on 1 September 2026 and shall be paid together with the final principal instalment of EUR 200,000 due on such date. For the avoidance of doubt, no interim interest payments shall be required prior to 1 September 2026 unless otherwise agreed by the Parties in writing.

5. Confirmation

Save as expressly amended by this Addendum, all terms and conditions of the Loan Agreement and Addendum No. 1 remain in full force and effect. This Addendum forms an integral part of the Loan Agreement.

6. Governing Law

This Addendum shall be governed by and construed in accordance with the laws of Malta.

Meridian Gaming LTD 8, Villa Seminia, Level 3, Vjal Sir Temi Zammit, Ta Xbiex, Xbx 1011, Malta Reg. No. C 41334

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THE BORROWER:

Name:	Stefan Pavlovic
Title:	Director
Date:	02 April 2026.

THE LENDER:

Igor Salindrija
Date:	02 April 2026.

Meridian Gaming LTD 8, Villa Seminia, Level 3, Vjal Sir Temi Zammit, Ta Xbiex, Xbx 1011, Malta Reg. No. C 41334

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Schedule 1 – Interest Calculation Schedule

Applicable Period	Outstanding Principal (EUR)	Interest Rate	Days	Interest (EUR)
02 Apr–31 May 2026	900,000	7%	60	10,356.16
01 Jun–14 Jun 2026	800,000	7%	14	2,147.95
15 Jun–30 Jun 2026	700,000	7%	16	2,147.95
01 Jul–14 Jul 2026	600,000	7%	14	1,610.96
15 Jul–31 Jul 2026	500,000	7%	17	1,630.14
01 Aug–14 Aug 2026	350,000	7%	14	939.73
15 Aug–31 Aug 2026	200,000	7%	17	652.05

Total Interest: EUR 19,484.94

The aggregate interest amount calculated under this Schedule, being EUR 19,484.94, shall be paid in full on 1 September 2026 together with the final principal instalment.

This Schedule is provided for calculation and clarification purposes and forms an integral part of Addendum No. 2.

Meridian Gaming LTD 8, Villa Seminia, Level 3, Vjal Sir Temi Zammit, Ta Xbiex, Xbx 1011, Malta Reg. No. C 41334

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